Exhibit (p)(7)

3D/L CAPITAL MANAGEMENT, LLC

CODE OF ETHICS

May 25, 2021

TABLE OF CONTENTS

Contents

INTRODUCTION	1

DEFINITIONS	3

STANDARDS OF CONDUCT AND FIDUCIARY DUTY	6

INSIDER TRADING	9

CONFIDENTIAL INFORMATION	11

PERSONAL SECURITIES TRADING	14

PAY-TO-PLAY	19

OUTSIDE BUSINESS ACTIVITIES AND SERVICE ON BOARDS OF DIRECTORS OF OUTSIDE ORGANIZATIONS	22

INTERPRETATIONS AND EXCEPTIONS	24

ADMINISTRATION AND CONSTRUCTION	25

CERTIFICATE OF RECEIPT AND COMPLIANCE	25

APPENDIX A	26
APPENDIX B	27
APPENDIX C	29
APPENDIX D	31
APPENDIX E	33
APPENDIX F	35
APPENDIX G	36

INTRODUCTION

As an investment adviser, 3D/L Capital Management, LLC (“3D/L” or the “Firm”) stands in a position of trust and confidence with respect to our Clients1. Accordingly, we have a fiduciary duty to place the interests of our Clients before the interests of 3D/L and our Supervised Persons.

3D/L expects each of its Supervised Persons to conduct him or herself with integrity, honesty and professionalism. 3D/L requires each employee, officer and representative to comply with the principles and standards of conduct contained in this Code of Ethics (“Code”). This Code supersedes any prior Codes or policies but should be read in conjunction with the Firm’s Policies and Procedures Manual. Any violation of this Code by any employee, office or representative may result in disciplinary action, up to and including discharge.

A written code of ethics cannot answer all questions raised in the context of business relationships and the provisions of this Code are not all-inclusive. This Code is intended to serve as a guide for Supervised Persons of 3D/L in their conduct. Thus, each Supervised Person is required to recognize and respond appropriately to specific situations as they arise. In those situations where a Supervised Person may be uncertain as to the intent or purpose of the Code, he or she is advised to consult with the Chief Compliance Officer, who may grant exceptions to certain provisions contained in the Code in those situations when the interests of our Clients, in our reasonable belief, will not be adversely affected or compromised. Additionally, all questions arising in connection with personal securities trading should be resolved in favor of the Client, even at the expense of the interests of Supervised Persons.

The Chief Compliance Officer shall be responsible for notifying Supervised Persons of their obligations under this Code and for providing a copy of this Code to all Supervised Persons. A form of the notification shall take place through, among other things, regular electronic dissemination of the Code in a manner determined by the Chief Compliance Officer.

Each Supervised Person is responsible for reading, understanding and consenting to comply with the policies contained in this Code. Upon receiving the Code, you must acknowledge your receipt of the Code and retain a copy of the Code. An acknowledgement form is included at the end of this Code. This Code is the exclusive property of 3D/L and must be returned should your association with the Firm terminate for any reason.

Reporting Disciplinary and Other Information

Supervised Persons are also required to complete a Disciplinary Reporting Questionnaire to the Chief Complaince Officer upon receipt of this Code for current Supervised Persons and upon hire for new Supervised Persons. Annually thereafter Supervised Persons are required to provide an attestation reaffirming that the representations in the Disciplinary Reporting Questionnaire are current and accurate. The Disciplinary Reporting Questionnaire and attestation will be distributed by the CCO on forms prescribed by the CCO.

[1]	Terms with initial capitals have the meaning ascribed to them in the “Definitions” section of the Code.

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DEFINITIONS

The defined terms below are used throughout this Code. The definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code.

A.	“Access Persons” are any “Supervised Persons” who have access to non-public information regarding any Clients' purchase or sale of securities (or non-public information regarding the portfolio holdings of any reportable fund), or who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public. While under the Advisers Act, Access Persons and Supervised Persons are distinguishable, this Code makes no distinction between Access and Supervised Persons. Based on the size and configuration of our Firm, all Supervised Persons are considered Access Persons, and shall be referred to as “Supervised Persons.”

B.	“Advisers Act” – The Investment Advisers Act of 1940, as amended, and the rule promulgated thereunder.

C.	“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. A Supervised Person is considered to have Beneficial Ownership of Securities if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect “pecuniary interest” in such Securities.

1.	You have a pecuniary interest in a Security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in that Security.

a.	The following are examples of an indirect pecuniary interest in Securities:

b.	securities held by your Immediate Family Member sharing the same household;

c.	your proportionate interests as a general partner in portfolio Securities held by a general or limited partnership; or

d.	your interests as a manager-member in the Securities held by a limited liability company.

2.	You do not have an indirect pecuniary interest in the portfolio Securities held by a corporation or similar entity in which you own securities if you are not a controlling shareholder of the entity and do not have or share investment control over the entity’s portfolio.

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3.	You have Beneficial Ownership of Securities held by a trust:

a.	if you are a trustee of a trust and have a pecuniary interest in any holding or transaction in the issuer’s Securities held by the trust, as well as if you are a trustee and a member of your Immediate Family is a beneficiary to the trust or may receive certain performance fees;

b.	if you are a beneficiary to a trust and (a) share investment control with the trustee with respect to a trust transaction, the transaction shall be attributed to you as well as the trust, (b) have investment control with respect to a trust transaction without consultation with the trustee, the transaction shall be attributed to you and (c) you shall be deemed to have pecuniary interest in the issuer’s Securities held by a trust to the extent of your pro rata interest in the trust where the trustee does not exercise exclusive control. For instance, a Supervised Person who holds Securities as a beneficiary of a trust over which s/he has investment discretion, such as a 401(k) or other participant-directed employee benefit plan, would be considered beneficial owner of Securities in the plan; or

c.	if you are a settlor of a trust and reserve the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed to you; provided, however, if you do not exercise or share investment control over the issuer’s Securities held by the trust, the trust holdings and transactions shall be attributed to the trust instead of you as settlor.

D.	“Client” means any natural persons or business entities for which the Firm serves as investment adviser.

E.	“Chief Compliance Officer” or “CCO” means the person appointed by the Firm to serve as its Chief Compliance Officer pursuant to Rule 206(4)-7 of the Advisers Act. The responsibilities of the CCO under this Code may be delegated by the Chief Compliance Officer, in his or her discretion. However, the CCO remains responsible for any delegated functions and keep apprised of such delegated functions.

F.	“Covered Associate” is defined under Rule 206(4)-5 of the Advisers Act as (i) any general partner, managing member or executive officer of an adviser, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; (iii) any political action committee controlled by the investment adviser or by any of its covered associates.

Notwithstanding the above, for purposes of this Code the definition of a “Covered Associate” is defined to include all of the Firm’s Supervised Persons and Immediate Family Members as it relates to the need to pre-clear political contributions. In other words, all political contributions made by Supervised Persons and/or Immediate Family Members must be pre-cleared.

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G.	“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

H.	“Immediate Family Member” means members of your family that reside in your household and includes your spouse or domestic partner, parents, grandparents, children and grandchildren, and siblings, including in-law, adoptive, step-and half-family members. Such beneficial ownership of an account or Security held by an Immediate Family Member may be rebutted by a Supervised Person if, in the determination of the Chief Compliance Officer, the Supervised Person does not have any pecuniary interest is such an account or Security.

I.	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

J.	“Limited Offering” shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933. This may include so-called hedge fund investments or generally investments in private securities.

K.	“Security” shall mean any note, stock, treasury stock, shares issued by registered open-end investment companies, exchange traded funds, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing.

L.	“Supervised Person” means any employee, director, officer, general partner or advisory person, consultant or representative of 3D/L. For purposes of this Code, Supervised Person and Access Person have the same meaning.

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STANDARDS OF CONDUCT AND FIDUCIARY DUTY

Fundamental to the Firm’s business activities and operations is our fiduciary obligation to act in the best interests of our Clients and to place Clients' interests before our own. As part of our fiduciary duty to Clients, the Firm has an affirmative obligation of utmost good faith and full and fair disclosure of all material facts to clients. Generally, Section 206 of the Advisers Act makes it unlawful for any investment adviser to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

In other words, investment advisers have a fiduciary duty that carries a higher standard of care including:

●	Advice – 3D/L has a duty to provide a reasonable and independent basis for the investment advice provided;

●	Suitability – 3D/L must ensure that the investment makes sense based on a Client’s objectives, needs and circumstances;

●	Disclosure – 3D/L and its Supervised Persons have a duty to disclose all material facts and potential and actual conflicts of interest both on a Firm level and a personal level;

●	Loyalty – 3D/L and its Supervised Persons are required to put the Client’s interest first at all times;

●	Best Execution – 3D/L has a duty to seek to achieve best execution when placing trades and must attempt to ensure that the total cost or proceeds are the most favorable obtainable transaction under the circumstances; and

●	Personal Trading – Supervised Persons must refrain from transactions that have been determined by the CCO to be inconsistent with Clients’ best interest when engaging in personal trading for themselves.

3D/L is committed to a culture that promotes high ethical standards. As a Supervised Person, you:

●	owe a fiduciary duty to our Clients and must place their interests ahead of your own and the Firm’s at all times;

●	must avoid participating in transactions, activities and relationships that might interfere (or appear to interfere) with making decisions in the best interests of 3D/L’s clients;

●	must demonstrate an affirmative duty of utmost good faith and loyalty to our Clients and to make a full and fair disclosure of all material facts, including conflicts of interest; as a firm, we have a duty to ensure that investment advice is suitable to meeting each Client’s individual goals and objectives by considering their needs and circumstances;

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●	must not take inappropriate advantage of your position at 3D/L through the receipt of investment opportunities, gifts or gratuities;

●	must conduct all personal and professional activities in a manner consistent with any and all applicable Federal Securities Laws;

●	must conduct all of your personal securities transactions in full compliance with this Code;

●	must consult the Firm’s CCO if you are in any doubt about the correct course of action in relation to any compliance matter, or are unsure as to whether a particular matter raises compliance issues; and

●	must promptly report problems, errors, unusual incidents or events, as well as other issues that may raise reputational, legal, regulatory or other potential risks to the CCO.

This Code, including procedures reasonably designed to prevent the misuse of materials, non-public information, is adopted pursuant to the requirements of Section 204A of the Advisers Act and Rule 204A-1 under the Advisers Act which requires that registered investment advisers adopt a code of ethics. In accordance with the requirements of Section 206 of the Investment Advisers Act of 1940, as amended (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Company Act”), 3D/L as a nondiscretionary sub-Adviser to a registered investment company [“Fund”] has adopted this Code to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures. The Code applies to all Access Persons of the sub-Advisor.

In addition to the regulatory reporting requirement under Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Company Act, the Code requires that an Access Person may not, in connection with the purchase or sale, directly or indirectly, of a Security Held or to Be Acquired by the Fund:

●	Employ any device, scheme or artifice to defraud the Fund;

●	Make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

●	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

●	Engage in any manipulative practice with respect to the Fund.

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INSIDER TRADING

Trading securities (including equity and debt securities and derivative instruments), either personally or on behalf of others, while in possession of material, non-public information, or improperly communicating that information to others, is referred to as “insider trading.” Federal and state securities laws prohibit any purchase or sale of securities by a person having material non-public information (“Inside Information”) if such information was improperly obtained or if the use of such information for trading has not been properly authorized or in certain other circumstances. In addition, the “tipping” of others about such information is prohibited. The persons covered by these securities laws are not only insiders of publicly traded companies, but also any other persons who, under certain circumstances, learn of such material non-public information about a company. Violation of these laws can result in severe consequences, including fines and imprisonment. In addition, employers may be subject to liability for insider trading or tipping by Supervised Persons.

Insider trading is based on a simple, well-established principle: if you receive material, non-public information about a public company from any source, you are prohibited from discussing or acting on that information.

3D/L strictly prohibits trading while in possession of material, non-public information, providing such information to another person (commonly known as “tipping”), or using the information to benefit a Client. These procedures are intended to prevent the misuse of material, non-public information by Supervised Persons and to prevent, detect and correct any violations of the prohibition on insider trading.

Material Non-Public Information

Information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to purchase, hold or sell a Security or other financial instrument. Information may be material even if it relates to speculative or contingent events. If disclosure of information would affect the market price of a Security, whether positively or negatively, the information should be considered material.

Supervised Persons should assume that all information obtained in the course of their employment or association with the Firm is not public unless the information has been publicly disclosed by means of a press release, wire service, newspaper, proxy statement or prospectus or in a public filing made with a regulatory agency or is otherwise available from public disclosure services.

Examples of material, non-public information may include the following events and circumstances, whether actually occurring or merely contemplated or proposed by the issuer:

●	Transactions such as contests for corporate control, refinancings, tender offers, recapitalizations, leveraged buyouts, acquisitions, mergers, restructurings or purchases or sales of assets;

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●	Dividend increases or decreases;

●	Earnings or earnings estimates and changes in previously released earnings or earnings estimates;

●	Public offerings of Securities by private or public entities, including plans to offer Securities, cancellations

●	Transactions by an issuer relating to its own Securities, including share repurchase programs and derivatives;

●	Actual or threatened litigation;

●	Liquidity problems;

●	Financing needs;

●	Management developments; and

●	Government investigations or actions.

This list is not exclusive, and there are other types of information, events or circumstances which may constitute material non-public information. There also may be information, events and circumstances of the types included on the list which do not constitute material non-public information. Courts and regulators determine whether information is to be considered material non-public information on a case-by-case basis in accordance with the general definition set forth above and therefore any information received should be treated with the utmost caution. If you have any uncertainty as to whether information is material non-public information, you should not discuss it with anyone and promptly consult with the CCO.

Prohibition on Insider Trading

No Supervised Person, either personally or on behalf of others (such as Client accounts), may trade in Securities or derivatives of Securities of any company about which the Supervised Person possesses material non-public information nor may a Supervised Person communicate or “tip” material, non-public information to others in violation of the law.

Supervised Persons are prohibited from misusing Inside Information. This prohibition means that Supervised Persons may not purchase or sell, cause the purchase or sale of, or recommend or solicit the purchase or sale of, a Security for any account - including Personal Accounts and Client accounts - while in the possession of Inside Information relating to that Security.

Supervised Persons may not disclose Inside Information to others, except for disclosures made to other Supervised Persons, or persons outside of the Firm (such as outside counsel or accountants) who have a valid business reason for receiving such information - i.e., who have a “need to know” the information in order to carry out an assignment for the Firm or a Fund managed by the Firm. Supervised Persons should also not make an effort to obtain Inside Information from any other Supervised Person, unless the Supervised Person needs to know the information in order to perform his or her duties for the Firm.

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CONFIDENTIAL INFORMATION

General

In the course of investment advisory activities at 3D/L, the Firm gains access to non-public information about its Clients. Such information may include the status as a Client, personal financial and account information, the allocation of assets in a Client portfolio, the composition of investments in any Client portfolio, information relating to services performed for or transactions entered into on behalf of Clients, advice provided by 3D/L to Clients, and data or analyses derived from such non-public personal information (collectively referred to as “Confidential Client Information¨). All Confidential Client Information, whether relating to 3D/L's current or former Clients, is subject to 3D/L’s policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality. All Supervised Persons must safeguard confidential information about Clients, potential clients, and their accounts (including profit data, credit information, financial condition, and business transactions). In particular:

●	caution and discretion are required in the discussion, use and sharing of confidential information even within 3D/L. Such matters should not be discussed among Supervised Persons unless there is a valid business reason (e.g., a “need to know”) for doing so. All information regarding 3D/L’s Clients is confidential. Information may only be disclosed when the disclosure is consistent with the Firm's policy and/or the Client's direction. Information should only be shared as necessary to provide service that the Client requested or authorized, or to maintain and service the client's account;

●	Supervised Persons are required to adhere to 3D/L's Information Security Policy that, among other things, requires business communications to be conducted only on devices that are monitored by 3D/L. The use of text messaging or personal email addresses to communicate with Clients is strictly prohibited.

●	3D/L will require that any financial intermediary, agent or other service provider utilized by the Firm (such as broker-dealers, back-office service providers, independent investment managers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by 3D/L only for the performance of the specific service requested by 3D/L;

●	requests for information or references regarding current or former Clients and Supervised Persons should be referred to the Chief Compliance Officer or to the General Counsel when the CCO is unavailable;

●	the disclosure of information concerning a potential, current or former Client is permitted only when it complies with applicable federal or state laws;

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●	inquiries for confidential information by tax authorities, law enforcement agencies, regulatory authorities, attorneys, or private parties shall not be responded to unless 3D/L has received either written consent of the individual, or the appropriate court order or subpoena, and release has been authorized under normal operational procedures. Please consult with, or inform, the Chief Compliance Officer and the General Counsel if you receive such a request;

●	Supervised Persons should avoid any discussion of confidential information or Client relationships in public places; and

●	all Supervised Persons are prohibited, either during or after the termination of their employment with 3D/L, from disclosing Confidential Client Information to any person or entity outside the Firm, including family members, except under the circumstances described above. Any Supervised Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, and, where appropriate, legal action whether or not he or she benefited from the disclosed information.

3D/L Proprietary Information

3D/L provides its Supervised Persons with access to its physical resources, electronic media and proprietary information, as well as technology developed or used by 3D/L. Supervised Persons are responsible for the proper use of 3D/L’s physical resources, electronic media, proprietary information and technology. Accordingly, Supervised Persons may not disseminate, sell or otherwise use 3D/L’s physical resources, electronic media, proprietary information or technology for their personal benefit or for the benefit of a third party. This restriction continues to apply after employment terminates, regardless of the reason for termination. 3D/L’s resources and electronic media may be used only for those activities that are directly related to 3D/L’s business or that has been approved in advance.

Supervised Persons should be aware that any product, program, or writing developed or produced by 3D/L’s Supervised Persons during job time, by using 3D/L’s facilities, or as a result of performing their job responsibilities, is the property of 3D/L.

Supervised Persons should take appropriate steps to protect all of 3D/L’s proprietary interests, both while employed by 3D/L and after employment with 3D/L. Further, copying any records for any purpose other than a necessary job-related activity is strictly prohibited. No 3D/L records, information, or copies thereof may be retained by an employee following termination of employment.

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Third-Party Proprietary Information

Supervised Persons are responsible for using the patented, copyrighted, or other proprietary material or information (including software) of a third party in compliance with applicable provisions of any contract between 3D/L and the third party. 3D/L, as well as individual Supervised Persons, may be held liable for both civil damages and criminal penalties for copyright, trademark, or patent infringement and for any other illegal or improper use of another’s property. Supervised Persons should also be aware that other uses of third-party materials or information, such as the duplication of computer software and the downloading of data from information retrieval services (databases), may also require the owner’s permission. Thus, Supervised Persons may not use 3D/L's technology resources to copy, retrieve, forward or send copyrighted materials unless the employee has the author's permission. Supervised Persons are encouraged to consult their immediate supervisors or the Chief Compliance Officer regarding the photocopying, duplication, reproduction, data downloading, or other use of proprietary material or information owned by a third party.

Security of Confidential Personal Information

3D/L enforces the following policies and procedures to protect the security of Confidential Client Information:

●	the Firm restricts access to Confidential Client Information to those Supervised Persons who need to know such information to provide 3D/L's services to Clients;

●	any Supervised Person who is authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

●	all electronic or computer files containing any Confidential Client Information shall be password-secured and firewall-protected from access by unauthorized persons;

●	any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Supervised Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations; and

●	confidential information to be destroyed must be disposed of in a manner to reasonably safeguard any confidential information.

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PERSONAL SECURITIES TRADING

Personal Trading in General

Each Supervised Person is expected to devote his or her workdays to serving the interests of 3D/L and its Clients. As stated in the “Definitions” section, all 3D/L Supervised Persons are also designated “Access Persons” and subject to the following requirements regarding their personal securities activities. All Supervised Persons are required to follow reporting procedures below and disclose to 3D/L information on any Beneficial Ownership of Reportable Securities.

Reportable Securities and Accounts

Personal Accounts. You are required to provide the Firm with certain information with respect to brokerage and other accounts and Reportable Securities held in your name or in which you otherwise have a financial interest. Specifically, you must report accounts of your Immediate Family Members and other accounts in which you have a Beneficial Ownership. If you are unsure about the application of an Immediate Family Member or Beneficial Ownership requirements, please contact the Chief Compliance Officer. Each such account is referred to as a “Personal Account.”

Supervised Persons are required to notify the CCO prior to opening any Personal Account or the opening of a Personal Account of an Immediate Family Member. Access Persons are also required to notify the CCO promptly after such accounts have been open.

Reportable Securities. A “Reportable Security” shall mean a Security as defined in Item H in the “Definitions” section, except that it shall not include:

●	direct obligations of the government of the United States, such as U.S. Treasury bonds;

●	bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

●	shares issued by money market funds;

●	shares issued by unit investment trusts that are invested exclusively in unaffiliated mutual funds, such as variable insurance products;

●	shares issued by open-end mutual funds registered in the United States unless 3D/L provides investment management services to such mutual fund; and

●	Futures contracts.

For clarity, all closed-end funds and ETFs are considered Reportable Securities and are reportable under the Code.

3D/L Access Persons may freely trade the following large cap, diversified ETFs with the specific market value limits per day as noted:

●	SPY - $500,000 market value limit; and

●	QQQ - $500,000 market value limit.

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Supervised Person’s Reporting Obligations

Every Supervised Person shall provide initial and annual holdings reports and quarterly transaction reports to the Chief Compliance Officer or a designee, which must contain the information described below. Supervised Persons are required to arrange for their brokerage firm(s) to send automatic duplicate trade confirmations and account statements to the CCO or a designee.

A.	Initial Requirements

All Supervised Persons must submit an initial-holdings report within ten (10) calendar days of hire or otherwise being designated as a Supervised Person to disclose certain information for their own personal securities holdings and any others in which they have a Beneficial Interest. This report is to be submitted to the Chief Compliance Officer or a designee and must be current as of a date no more than forty-five (45) calendar days prior to commencement of employment (or Supervised Person designation). The reporting form is included as Appendix B to this Code and requires you to report:

i.	The title and type of security, ticker symbol or CUSIP number as appropriate, number of shares and principal amount of each Reportable Security in which you had any direct or indirect Beneficial Ownership;

ii.	The name of any broker, dealer or bank with whom you maintained an account in which any Reportable Securities were held for your direct or indirect benefit; and

iii.	The date that the report is submitted.

Further, you are to arrange for your brokerage firms to automatically send duplicate brokerage account statements to the CCO or a designee, or to maintain your accounts with a brokerage firm with which 3D/L has access to your personal account information. 3D/L uses Schwab Compliance Technologies (“SchwabCT”) to facilitate compliance reporting. Please contact the CCO for further information on how to establish feeds to your brokerage accounts in SchwabCT. One purpose of the rule is to provide 3D/L with information on “front running,” (i.e., personal trades executed prior to those of the firm’s clients) insider trading, as well as other potentially abusive practices that disadvantage clients.

B.	Quarterly Requirements

Every Supervised Person must report to the Chief Compliance Officer or a designee no later than thirty (30) days after the end of the calendar quarter, the following information:

i.	With respect to any transaction during the quarter in a Reportable Security in which you had any direct or indirect Beneficial Ownership:

a.	The date of the transaction, the title, ticker symbol or CUSIP as appropriate, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved;

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b.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.	The price of the Reportable Security at which the transaction was effected;

d.	The name of the broker, dealer or bank with or through which the transaction was effected; and

e.	The date that the report is submitted by the Supervised Person.

Your report should be made through SchwabCT and include any Reportable Securities acquired through a gift or inheritance.

ii.	With respect to any new account you established in which any Reportable Securities were held during the quarter for your direct or indirect benefit:

a.	The name of the broker, dealer or bank with which the Access Person established the account;

b.	The date the account was established; and

c.	The date that the report is submitted by the Supervised Person.

The form of quarter report is included in Appendix C to this Code.

To the extent such information is included in a duplicate statement sent directly from your brokerage firm to the Chief Compliance Officer or a designee (either in a statement or acceptable data feed, you do not need to complete an additional report, so long as such statement is received within thirty (30) days after the end of the applicable quarter. Please note that each Supervised Person is required to complete the quarterly report, even if they did not complete any personal investment transactions during the quarter.

C.	Annual Requirements

Each Supervised Person must submit an annual holdings report setting forth the above-specified information that must be current as of a date no more than forty-five (45) days before the report is submitted (i.e., a report of your holdings as of December 31 is due no later than February 14 of the following year).

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D.	Exception to Reporting Requirements

In general, reporting is not required for accounts over which neither you nor an Immediate Family Member (i) exercises investment discretion, (ii) receives notice of transactions prior to execution, and/or (iii) otherwise has direct or indirect influence or control (i.e., a managed account) as approved by the Chief Compliance Officer.

E.	Pre-Clearance Required for Participation in IPOs and Private or Limited Offerings

No Supervised Person shall acquire any Beneficial Ownership in any Securities in an Initial Public Offering or any Securities in a Limited Offering or Private Placement for his or her account without the prior written approval of the Chief Compliance Officer or a designee. The Supervised Person is required to provide, in writing, full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person’s activities on behalf of a client) at the time pre-approval authorization is requested. Additionally, if approved, the Chief Compliance Officer will monitor the position for future potential and actual conflicts.

To request pre-clearance authorization, an Access Person must complete a “Pre-Clearance Form for IPOs, Limited Offerings & Certain Other Securities Transactions,” the form of which is attached as Appendix D, through SchwabCT.

F.	Pre-Clearance of Reportable Securities

An Access Person can purchase Reportable Securities only if the Access Person obtains the prior written authorization, which can be in writing or electronic, of the CCO subject to the exception of personal trading in futures contracts and the large cap ETFs as limited above. Pre-clearance authorization is valid for one (1) business day.

To request pre-clearance authorization, an Access Person must complete a “Pre-Clearance Form for IPOs, Limited Offerings & Certain Other Securities Transactions,” which is attached as Appendix D, through SchwabCT.

G.	Personal Trading Restrictions

Personal trading by Supervised Persons is further subject to the following trading restriction.

●	Restricted Securities List. 3D/L serves as a non-discretionary sub-adviser to an ETF whereby 3D/L sends a rebalancing signal to the index provider and ETF portfolio manager. The Securities that are included in the rebalancing signal are identified on a list of restricted Securities (the “Restricted List”) maintained by the CCO. Supervised Persons are prohibited from effecting transactions in Securities included on Restricted Securities List until such time as the CCO removes the Security from the List. If a Supervised Person wants to effect a transaction for his/her Personal Account in a Security that has been removed from the Restricted, such transaction requires pre-clearance authorization.

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PAY-TO-PLAY

Notwithstanding the definition of a “Covered Associate” under Rule 206(4)-5 of the Advisers Act, for purposes of this policy, the definition of “Covered Associate” is defined to include all Supervised Persons and their Immediate Family Members as it relates to the need to pre-clear political contributions.

Policy

Rule 206(4)-5 of the Advisers Act was designed to prevent “pay-to-play” abuses in the industry and applies to any SEC-registered investment adviser. Rule 206(4)-5 makes it unlawful for an adviser or any of its Covered Associates to:

●	receive compensation for providing advisory services to a government entity (see definition) for a two-year period after the adviser or any of its Covered Associates makes a political contribution of more than de minimis amounts (defined as aggregate contributions of up to $350, per election, to an elected official or candidate for whom the individual is entitled to vote, and up to $150 per election, to an elected official or candidate for whom the individual is not entitled to vote) to a public official of a government entity or candidate for such office who is or will be in a position to influence the award of advisory business;

●	pay third parties to solicit government entities for advisory business unless such third parties are registered broker-dealers or registered investment advisers (which subject such solicitors to pay-to-play restrictions themselves under SEC rules or FINRA rules)

●	solicit or coordinate (i) contributions to an official of a government entity to which the adviser is seeking to provide advisory services; or (ii) payments to a political party of a state of locality where the adviser is providing or seeking to provide advisory services to a government entity; or

●	do anything indirectly which, if done directly, would result in a violation of the Rule. Pre-Clearance Authorization

In order for the Firm to maintain compliance with the Rule 206(4)-5, the following procedures apply:

●	all new Covered Associates, within five (5) business days of employment, are required to provide the Chief Compliance Officer with a list indicating to whom the Supervised Person has made any political contributions in the past two (2) years (either directly or via a political action committee which the Covered Associates controls) preceding date of employment with the Firm; and

●	all Covered Associates are required to pre-clear any political contributions with the Chief Compliance Officer prior to making such a contribution. Pre-clearance must be obtained in writing by completing and signing the form for that purpose which shall set forth the details of the proposed contribution and obtaining the signature of the Clearing Officer. The form is attached as Appendix E to this Code.

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GIFTS AND BUSINESS ENTERTAINMENT

Supervised Persons should conduct themselves in such manner as to avoid potential conflicts of interest that can arise when giving or receiving gifts and/or business entertainment. Supervised Persons may not solicit gifts from any party with whom the Firm conducts or could conduct business.

In addition, Supervised Persons may not accept any gift, gratuity or other thing of more than nominal value greater than $250 from any person or entity that does business, or desires to do business, with 3D/L directly or on behalf of a Client. You may accept gifts from a single giver so long as the aggregate annual value does not exceed $250. You also may attend business meals, sporting events and other entertainment events at the expense of a giver (or at your expense for another) so long as: (i) the expense is reasonable, (ii) both you and the giver are present, and (iii) the events are not frequent or excessive. The acceptance of tickets to any event where the giver or you do not attend is considered a gift subject to the $250 annual limit rather than a business meal or other business entertainment. Examples of events that may be considered an unreasonable expense would be World Series or Super Bowl tickets and vacation trips. You shall not give any gift, gratuity or other thing, or provide business entertainment, which would be construed as unreasonable in value with the intent or purpose of influencing a third-party’s business relationship with 3D/L.

Further, a Supervised Person may not accept any gift or business entertainment in excess of $10 from any person in relation to qualified ERISA plans. This does not include simplified employee pension plans (SEPs), SIMPLE retirement accounts, and IRAs, or to employee welfare benefit plans.

Supervised Persons are prohibited from giving or providing any gift, including a personal gift, to any official of a public fund or Taft-Hartley plan without the express prior approval of the Chief Compliance Officer.

Gifts & Entertainment Reporting

All gifts, business meals, sporting events and other entertainment events of which you are the recipient must be reported to the CCO in writing on the form attached as Appendix F or via email if the value is reasonably judged to exceed $50. Reporting should be made to the CCO within three (3) days of giving or receiving a gift or participating in a business entertainment event. The report must include the name(s) of the giver and receiver, the date, the organizations of the giver and receiver, a description of the gift or event, and the value or estimated value of the gift or event.

Exceptions to the gift limit may be made by the Chief Compliance Officer. Supervised Persons should request exceptions for personal circumstances in which the employee has a personal relationship with a third party (such as receiving or providing personal gifts as wedding gifts or gifts for the birth of a child).

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OUTSIDE BUSINESS ACTIVITIES AND SERVICE ON BOARDS OF DIRECTORS OF OUTSIDE
ORGANIZATIONS

Employees are prohibited from engaging in any material business activities outside of their employment with 3D/L without the prior written approval of the CCO. Approval may be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside business activities may be approved only if any conflict-of-interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2 of Form ADV. Outside business activities may include memberships on non-profit boards, participation on school boards or any activities for which a Supervised Person receives compensation.

Outside Organizations Unrelated to the Firm’s Business

Supervised Persons may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations that are not related to the Firm’s business. Supervised Persons may also be employed by outside organizations or businesses not related to the Firm, so long as such employment does not negatively impact Supervised Person’s role at Firm. To request permission, Supervised Persons should complete and submit the “Outside Business Activity” disclosure form which is Appendix G to this Code. Outside organizations can include public or private businesses, corporations, partnerships, charitable foundations and other not-for-profit institutions. Supervised Persons may receive compensation for such activities. In the event that the Firm has a business relationship with the outside organization or may seek a relationship in the future, the Supervised Person must not be involved in the decision to retain or hire the outside organization. All outside business activities must be pre-approved by the CCO and may be subject to controls and limitations. Supervised Persons must also disclose any Board or similarly controlling roles that an Immediate Family Member may hold at any public company or registered broker dealer.

Service as a Director

No Supervised Person can serve as a director of an investment, investment services or publicly traded company without prior written authorization, which may be electronic, from the CCO or designee. Any such authorization granted shall be based upon a determination that such board service will not cause or result in any conflicts of interest with 3D/L’s business.

Officers, directors and 10% or greater stockholders of public companies are subject to additional restrictions and requirements under the Federal Securities Laws. Questions about the applicability of these restrictions and requirements should be discussed with the Chief Compliance Officer.

Supervised Persons who serve as a director of a publicly traded company will be subject to certain confidentiality and other policies of such company.

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Insider Relationships

Supervised Persons are required to disclose the name of any company or organization of which an Immediate Household Member is an executive or director or where such Immediate Household Member is an “insider” of a publicly traded company or may regularly be in possession of material, non-public information.

Changes to Form U-4

Each registered investment adviser representative of 3D/L should alert the Chief Compliance Officer of any change to such registered representative’s Form U-4 so that the Form U-4 reflects the most current information regarding such registered representative at all times.

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REPORTING VIOLATIONS & REMEDIAL ACTIONS

All Supervised Persons shall promptly report to their supervisor, the Chief Compliance Officer or a member of senior management all apparent violations of the Code. Supervisors and other members of senior management shall immediately report possible material violations of the Code to the Chief Compliance Officer. The Chief Compliance Officer shall promptly report to senior management all material violations of the Code. When the Chief Compliance Officer finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

The Firm will not permit any form of intimidation or retaliation against any Supervised Person who possesses a reasonable belief that the information being provided relates to a possible violation. All appropriate reports will be treated confidentially and investigated promptly and appropriately. Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.

If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, a letter of reprimand, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

INTERPRETATIONS AND EXCEPTIONS

Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned in advance of any contemplated transaction to the Chief Compliance Officer. Exemptions may be granted by the CCO or a member of senior management, in consultation with outside counsel if deemed necessary, if, in his or her judgment, the fundamental obligation of the person involved is not compromised. The Chief Compliance Officer shall request exemptions from a member of senior management. The Chief Compliance Officer’s personal securities transactions, outside business activities and any other reportable events shall be reported to a designated member of senior management.

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ADMINISTRATION

The Compliance Officer shall maintain and cause to be maintained at the Firm’s principal place of business, in an easily accessible place, the following records:

●	a copy of this Code for a period of five (5) years;

●	a record of each violation of this Code and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Firm in which such violation occurred;

●	a copy of each report made pursuant to this Code by a Supervised Person or the CCO, for a period of not less than five (5) years from the end of the fiscal year of the Firm in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible;

●	a list of all persons, who currently or are, within the past five (5) years were, required to make reports pursuant this Code; and

●	a record of any decision, and the reasons supporting such decision, to approve any investment in an Initial Public Offering or a Limited Offering by a Supervised Person, for at least five (5) years after the end of the fiscal year in which such approval is granted.

CERTIFICATE OF RECEIPT AND COMPLIANCE

You, as an Access/Supervised Person, are required to acknowledge receipt of your copy of this Code and to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually or upon amendment of the Code thereafter, that you have read and understand this Code and recognize that you are subject to it. Each certificate will also state that you have complied with the requirements of this Code during the prior year, and, if appropriate, that you have disclosed, reported, or caused to be reported all transactions during the prior year in Reportable Securities of which you had or acquired Beneficial Ownership. The certificate of receipt and compliance acknowledgment of receipt of this Code is attached as Appendix A.

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APPENDIX A

CODE OF ETHICS ACKNOWLEDGEMENT

I, _________________________________________________________, acknowledge that:

■	I have received a copy of the Code of Ethics of 3D/L;

■	I have read and understand the Code of Ethics;

■	I have complied with and will continue to comply with all provisions of the Code of Ethics.

I understand that failure to comply with any or all provisions of the Code of Ethics may result in sanctions being imposed on me.

Date: ____________________
Signature

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APPENDIX B

PERSONAL SECURITIES INITIAL & ANNUAL HOLDINGS REPORT

[Access/Supervised] Persons2 must periodically report the existence of any account that holds any Securities (including Securities excluded from the definition of a Reportable Security), as well as all Reportable Securities holdings. Reports regarding accounts and holdings must be submitted to the CCO or a designee within 10 days of an individual first becoming an [Access/Supervised] Person and on or before February 14 of each year. Annual reports must be current as of December 31; initial reports must be current as of a date no more than 45 days prior to the date that the person became an [Access/Supervised] Person.

Initial and annual reports must disclose the existence of all accounts that hold any Securities, even if none of those Securities fall within the definition of a Reportable Security.

Instructions:

1.	Please complete all sections;

2.	Print, sign and date the form;

3.	Return to the Chief Compliance Officer or a designee; and

4.	Send before the deadline dates noted above.

Initial/Annual Holdings Information (check all that apply):

I do not currently have any Securities holdings.

I have provided copies of statements disclosing my holdings in the above accounts to the CCO or a designee with this Certification.

I have Securities holdings in accounts over which I exercise no influence or control.

[2]	Terms with initial capitals have the meaning ascribed to them in the “Definitions” section of the Trust’s Code.

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The following are the accounts in which any Securities are held for my direct or indirect benefit:

NAME OF BROKER/DEALER, BANK OR ENTITY AT WHICH ACCOUNT IS HELD	ACCOUNT NAME	ACCOUNT NUMBER

I have arranged for copies of statements disclosing my holdings in the above accounts to be sent to the Chief Compliance Officer.

Certification:

I certify that to the best of my knowledge this form and the attached statement(s) (if any) constitute all of the information required to be submitted under the Firm’s Code.

Date:
Signature

Print Name

Return to CCO or a designee. Questions regarding this Form may be directed to the CCO.

Date Submitted to CCO: _________________________

Reviewed by CCO: _________________________

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APPENDIX C

QUARTERLY SECURITIES TRANSACTION DISCLOSURE REPORT
FOR THE CALENDAR QUARTER ENDED_________

To: Chief Compliance Officer or a Designee Instructions:

1.	Check the appropriate box and complete the tables, as required;

2.	Print, sign and date the form;

3.	Return to the Chief Compliance Officer or a designee no later than 30 days after the end of each calendar quarter.

Transaction Disclosure (Check One):

☐	During the quarter identified above, I did not have any Reportable Securities transactions.

☐	In lieu of the transaction information required in the table below, I represent that I have given instructions to each broker-dealer who holds Securities in which I have beneficial ownership to provide duplicate trade confirmations and/or brokerage account statements to the Firm’s CCO or a designee. I further represent that together with any new accounts listed below, such transactions represent all transactions which must be reported pursuant to the Firm’s Code.

☐	During the quarter identified above, the following transactions were effected in Reportable Securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust’s Code.

SECURITY (INCLUDE FULL NAME OF ISSUER/TICKER SYMBOL OR CUSIP)	DATE OF TRANSACTION	INTEREST RATE & MATURITY DATE (IF APPLICABLE)	NO. OF SHARES	PRINCIPAL AMOUNT OF TRANSACTION	NATURE OF TRANSACTION (BUY/SELL)	PRICE AT WHICH TRANS- ACTION EFFECTED	BROKER/ DEALER OR BANK EFFECTED THROUGH

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Accounts Holding Securities (Check One):

☐	During the quarter identified above, I established the following accounts in which Securities were held for my direct or indirect benefit:

NAME OF BROKER/DEALER, BANK OR ENTITY WITH THE ACCOUNT	DATE ACCOUNT WAS ESTABLISHED

☐	During the quarter identified above, I did not establish any accounts in which Securities were held for my direct or indirect benefit.

Signature:	Date:

Printed Name:

Questions regarding this form may be directed to the Chief Compliance Officer.

Date Submitted to Chief Compliance Officer: ____________________________________

Reviewed by Chief Compliance Officer: ____________________________________

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APPENDIX D

PRE-CLEARANCE FORM FOR

IPOS, LIMITED OFFERINGS & CERTAIN OTHER SECURITIES TRANSACTIONS

ACCOUNT INFORMATION:

Name of Supervised Person: ______________________________________________________________

Supervised Person Account Name & Number: ________________________________________________
or
Supervised Person-Related Account Name & Number: __________________________________________

Name of Brokerage Firm or Bank: __________________________________________________________

TRANSACTION INFORMATION:

Date of IPO or Limited Offering: ___________________________________________________________

Name of Security (inc. CUSIP if publicly traded): _______________________________________________

Number of Shares, Units or Investment Dollars: _______________________________________________

Transaction Type: ☐ Buy ☐ Sell

Other Information (for IPO or Limited Offering include description of transaction and parties involved in offering):

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SUPERVISED PERSON ATTESTATION:

1.	If an Advisory Person, is the security being considered for purchase or sale for any advisory client?
Yes ☐ No ☐

If “No,” please explain why: __________________________________________________________________

2.	Are you in possession of any material non-public information about the security, issuer or the offering?
Yes ☐ No ☐

3.	Is the security an IPO or a Limited Offering?
Yes ☐ No ☐

If “yes,” please explain why you were invited to participate in the offering: ________________________________

4.	To your knowledge, is there an order or proposed order for any client(s) to purchase or sell the same security or its equivalent (the same issuer or some derivative, e.g., option or warrant)?
Yes ☐ No ☐

I certify that, to the best of my knowledge, the investment action described above is not based upon any material non-public information known to me or other inside information not generally available to the investing public.

The above information is true and correct to the best of my knowledge.

Supervised Person Signature	Date

The above answers will be reviewed by the Chief Compliance Officer. Approval given for any transaction will remain in effect on the same day that pre-clearance was granted.

Approved by:
Date

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APPENDIX E

POLITICAL CONTRIBUTION PRE-CLEARANCE FORM

1.	Name of Political Person or Figure: _____________________________________________________________

2.	To the best of your knowledge, is: (a) the above-referenced political figure an incumbent or candidate for elective office of a state or local government entity; and (b) the office directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or has the authority to appoint any person who is directly or indirectly responsible for or can influence the outcome of the hiring of an investment adviser:
Yes ☐ No ☐

If yes, please provide details of the elective office in question: _________________________________________

3.	Are you entitled to vote for the incumbent or candidate in the locality in which the official seeks election?
Yes ☐ No ☐

4.	What amount, if approved by the Chief Compliance, would you like to contribute towards the incumbent or candidate?
$ ___________________________

5.	Have you and/or an Immediate Family Member made a contribution to this same political figure, for the same elective office, within the previous two-year period as of the date of this pre-clearance request?
Yes ☐ No ☐

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If yes, please provide the following details of the contribution:

Name of Official:

Elective Office for Which Official Ran:

Date of Contribution(s):

Amount of Contribution(s):	$

I hereby certify that the above information is true and correct to the best of my knowledge, that I and/or any Immediate Family Member have not made any contributions to the same official, for the same elective office in the same election, via a political action committee within the past two (2) years, and that I have fully disclosed any additional pertinent information regarding the proposed contribution.

Signed:	Date:

Title:

APPROVED BY:

Signed:		Date:
Title:	Chief Compliance Officer

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APPENDIX F

GIFT & ENTERTAINMENT REPORT

All Supervised Persons are required to complete and submit a Gifts & Entertainment Report to the CCO within 48 hours of receiving gift(s) or entertainment (which are in good faith valued at or above $50).

Name of Supervised Person: _______________________________________________________________

Name of Giver: _________________________________________________________________________

Name of Giver’s Organization or Affiliation: _____________________________________________________

Relationship to Firm (vendor, broker, etc.): ______________________________________________________

Description of Gift: ________________________________________________________________________________

Estimated Value of Gift: $ ___________________________

Date Gift Received: ____________________________

Have you been given a gift or entertained by this giver in the previous 12 months?

Yes ☐               No ☐

If yes, please describe all of the prior gifts and entertainment: _________________________________________________

Supervised Person Signature	Date

Print Name:

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APPENDIX G

Outside Business Activity

Please respond to the following questions. Upon submission of this form, you must notify the Chief Compliance Officer and receive approval if you have a new outside business activity request, prior to engaging in any new outside business activity, promptly after terminating outside business activity, and/or if the information submitted here becomes inaccurate.

Please note that you must submit and complete this form for each outside business activity that you must disclose.

Name: ___________________________

I am submitting this Outside Business Form for the purpose of:

☐	A new request for approval

☐	My Annual Certification and reporting requirements

1.	Are you employed by (including owner, partner, director, officer or employee), or do you accept any compensation from, any business organization not affiliated with 3D/L?
☐ Yes ☐ No ☐ N/A

a.	If you answered YES to the question 1, are any clients of 3D/L also clients of the outside business? If not applicable, please select “N/A.”
☐ Yes ☐ No ☐ N/A

b.	If you answered YES to the question 1.a, do any clients of 3D/L that are also clients of the outside business pay fees for products and/or services provided by the outside business? If not applicable, please select “N/A.” (For example: You would select “Yes” if you have an insurance business where you have clients that pay for products with you at 3D/L and the insurance company.)
☐ Yes ☐ No ☐ N/A

c.	If applicable, is the outside business entity an SEC-or state-registered investment adviser? If not applicable, please select “N/A.” (This information can be found at: https://adviserinfo.sec.gov/IAPD/ )
☐ Yes ☐ No ☐ N/A

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2.	Are you a trustee (including co-trustee) on any account other than those of your immediate family, or for a client for which you have a long-standing personal relationship prior to the client becoming a client of 3D/L?
☐ Yes ☐ No ☐ N/A

3.	Are you a general partner in any partnership or are you involved in any entity that creates or packages limited partnerships?
☐ Yes ☐ No ☐ N/A

a.	If you answered YES to the previous question, are any clients of 3D/L solicited to invest in such partnerships? If not applicable, please select “N/A.”
☐ Yes ☐ No ☐ N/A

4.	If applicable, is this outside business activity disclosed on your Form U-4 and Part 2B brochure? If not applicable, please select “N/A.”
☐ Yes ☐ No ☐ N/A

5.	If applicable, is this outside business activity investment-related? If not applicable, please select “N/A.”
☐ Yes ☐ No ☐ N/A

If you answered YES to any questions above, you must answer the following questions. Otherwise, you can skip the following questions and move to the end of the Form.

6.	Name and address of outside business organization: ________________________________________________

___________________________

Does this outside business entity have a website address? ☐ Yes ☐ No ☐ N/A

a.	If so, please provide: _________________________________________________________________

7.	Description of the business of the outside business organization (including legal form of entity), what your ownership interest is (if any), your title and position, and what activities you will perform: ____________________

8.	Describe whether any clients of 3D/L are also clients or customers of the outside business, and if so, describe the fees charged to them. ________________________________________________________________________

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9.	Compensation (if any) received by you (and/or annual income from each business): _________________________

10.	The date that the outside business activity began (or will begin): _______________________________________

11.	The amount of time per month that will be spent on the outside business activity: __________________________

______________

Please note that you must receive approval via email from the Compliance Department stating your Outside Business Activity is approved before engaging in the Outside Business Activity. Failure to do so may result in disciplinary review.

By signing and submitting this Form, you agree that the above information is accurate and complete.

Signature:
Name:
Date:
Email:
Phone:

For Compliance Use Only:

☐ Approved ☐ Not Approved	By:
Comments:	Date:

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